SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	May 19, 2016

MEXUS GOLD US

(Exact name of registrant as specified in its charter)

Nevada	000-52413	20-4092640
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
1805 N. Carson Street, #150
Carson City, NV 89701
(Address of principal executive offices)

(916) 776-2166
(Registrant’s Telephone Number)

_____________________________________________________________________________________
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

Effective May 19, 2016, Mexus Gold Mining, S.A. de C.V., a wholly owned Mexican subsidiary of the Company (“Mexus”), entered into an Exploration, Exploitation and Mining Concessions Agreement with Marmar Holding SA de C.V. (“Marmar”) in regard to the Santa Elena (formally known as Julio) mining project Mining Concession with title 221448 and Mining Concession with title 221447 on the lot called Marta Elena.

Pursuant to the terms of the Agreement, Mexus will contribute its interests in both properties to the joint venture and Marmar will contribute production expertise, equipment and administrative capability to immediately begin operations on the Santa Elena project and will bear all costs associated with operations and administration.

Profits from net revenues will be distributed 5% Mexus and 95% to Marmar until “Payout” which is defined as the point when Marmar has recovered its original operational and administrative costs associated with the Project.  Thereafter, revenues will be split between the parties on a 50/50 basis.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Mexus Gold US
/s/	Paul D. Thompson
By:	Paul D. Thompson
Its:	President